AMENDMENT TO GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

This amendment (the “Amendment”) to the GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT, dated September 22, 2025 (as amended, the “Agreement”), between JPMORGAN CHASE BANK, N.A. (“Bank” or “J.P. Morgan”), and each of the funds listed on Schedule A hereto, each of which is acting on behalf of each of the portfolio listed under its name on Schedule A (each, a “Fund”; with Bank, each a “Party” and collectively, the “Parties”) is entered into between the Parties and the new funds and is effective as of June 17, 2026 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide certain custodial and fund administration services to each Fund; and

WHEREAS, the Parties wish to amend the list of Funds on Schedule A to the Agreement to add new funds.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

1.	Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.

2.	The Agreement shall be amended as follows:

(a)	Schedule A to the Agreement is hereby deleted and replaced by Schedule A hereto.

(b)

Each new fund listed on Schedule A shall be added as a party to the Agreement, effective as of the Effective Date, and all references to the “Fund” in the Agreement shall include references to each new fund.

(c)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.	Each new fund hereby agrees to be subject to and bound by the terms and conditions of the Agreement and shall be deemed to be a party thereto as of the Effective Date.

4.

This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the Parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the Parties.

5.

This Amendment may be executed in any number of counterparts, which together shall constitute one agreement. Each Party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed among all Parties. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

6.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to, or application of, any conflicts of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have entered into this Amendment as of the Effective Date.

	JPMORGAN CREDIT MARKETS FUND on	JPMORGAN CHASE BANK, N.A.
behalf of itself and on behalf of JCRED RIC
Holdco LLC, JCRED RIC Intermediate LLC,
	JCRED RIC SPV LLC, and JCRED Blocker LLC	By:	/s/ Carl Mehldau
Name: Carl Mehldau
By:	/s/ Shannon Gaines	Title: Executive Director
Name: Shannon Gaines
Title: Assistant
Treasurer

JPMORGAN PUBLIC AND PRIVATE INCOME FUND

By:	/s/ Shannon Gaines
Name: Shannon Gaines
Title: Assistant
Treasurer

JPMORGAN REAL ASSETS DEDICATED
FUND on behalf of itself and on behalf of
JRAD RIC Holdco LLC, JRAD RIC
Intermediate LLC, JRAD RIC SPV LLC, JRAD
Blocker LLC, and JRAD G Blocker LLC

By:	/s/ Shannon Gaines
Name: Shannon Gaines
Title: Assistant
Treasurer

SCHEDULE A

List of Entities Covered by the Global Custody and Fund Accounting Agreement

Dated as of June 17, 2026

JPMorgan Credit Markets Fund

JCRED RIC Holdco LLC

JCRED RIC Intermediate LLC

JCRED RIC SPV LLC

JCRED Blocker LLC

JPMorgan Public and Private Income Fund

JPMorgan Real Assets Dedicated Fund

JRAD RIC Holdco LLC

JRAD RIC Intermediate LLC

JRAD RIC SPV LLC

JRAD Blocker LLC

JRAD G Blocker LLC

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